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                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made as of October 19, 2000, between NET4MUSIC INC., a Minnesota corporation (hereinafter called "NET4MUSIC"), and FRANCOIS DULIEGE (hereinafter called "EXECUTIVE"):

                                    RECITALS

        l. The following recitals shall be considered a part of this Agreement and explain the PARTIES' rights and obligations under this Agreement. Any interpretation or construction of this Agreement shall be considered in light of these recitals.

        2. EXECUTIVE desires to be employed by NET4MUSIC and NET4MUSIC desires to employ EXECUTIVE on the terms stated in this Agreement.

        3. EXECUTIVE recognizes, agrees and understands that execution of this Agreement is an express condition of becoming and remaining employed by NET4MUSIC.

        4. NET4MUSIC and EXECUTIVE agree and acknowledge that this Agreement does not create or modify any relationship as employee and/or director that EXECUTIVE may have with NET4MUSIC's French subsidiary.


        NOW, THEREFORE, in consideration of NET4MUSIC hiring EXECUTIVE and the continuation of his employment, any promotions, increases in compensation, and/or other benefits now or hereafter paid or made available to EXECUTIVE by NET4MUSIC, EXECUTIVE and NET4MUSIC agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.01 CONFIDENTIAL INFORMATION. For the purposes of this Agreement, "Confidential Information" means any information not generally known to the public and proprietary to NET4MUSIC and includes, without limitation, trade secrets, inventions, and information pertaining to research, development, purchasing, marketing, selling, accounting, licensing, business systems, business techniques, customer lists, prospective customer lists, price lists, business strategies and plans, pending patentable materials and/or designs, design documentation, documentation of meetings, tests and/or test standards, or manuals whether in document, electronic, computer or other form. For example, Confidential Information may be contained in NET4MUSIC's customer lists, prospective customer lists, the particular needs and requirements of customers, the particular needs and requirements of prospective customers, and the identity of customers or prospective customers. Information shall be treated as Confidential Information irrespective of its source and any information which is labeled or marked as being "confidential" or "trade secret" shall be presumed to be Confidential Information.


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        1.02   INVENTION. For purposes of this Agreement, the term "Invention"
means ideas, discoveries, and improvements whether or not shown or described in writing or reduced to practice and whether patentable or not, relating to any of NET4MUSIC's present or future sales, research, or other business activities, or reasonably foreseeable business interests of NET4MUSIC.


                                   ARTICLE II
                      EMPLOYMENT, COMPENSATION AND BENEFITS

        2.01 EMPLOYMENT WITH NET4MUSIC. NET4MUSIC hereby initially hires EXECUTIVE in the position of Chief Executive Officer of NET4MUSIC and EXECUTIVE hereby accepts such employment with NET4MUSIC.

        2.02   DUTIES.

                      (a) EXECUTIVE agrees, during his employment, to devote his full time and best efforts to the businesses of NET4MUSIC, including, without limitation, the performance of those duties and responsibilities reasonably and customarily associated with his position; provided, however, that EXECUTIVE's duties and responsibilities shall be subject to determination by NET4MUSIC's Board of Directors; this includes requesting EXECUTIVE to provide services to subsidiaries of NET4MUSIC whether located in the United Staes, The Republic of France or elsewhere. EXECUTIVE shall be granted such powers and authority as are reasonably and customarily associated with his position.

                      (b) EXECUTIVE shall report to, and at all times shall be
               subject to the direction of NET4MUSIC's Board of Directors.

                      (c) EXECUTIVE, at all times during his employment with
               NET4MUSIC, shall comply with NET4MUSIC's reasonable standards, regulations and policies as determined or set forth by the NET4MUSIC Board of Directors from time to time and as applicable to executive employees of NET4MUSIC.

                      (d) EXECUTIVE shall maintain and improve his managerial
               skills and knowledge of NET4MUSIC's businesses by attending appropriate conventions and seminars, and participating in other activities reasonably related thereto. NET4MUSIC shall pay and/or reimburse those expenses of EXECUTIVE, approved by NET4MUSIC, which are reasonably related to this subparagraph 2.02(d).

        2.03 OUTSIDE ACTIVITIES. NET4MUSIC acknowledges and agrees that from time to time EXECUTIVE may serve as a member of the Board of Directors of one or more nonprofit entities or businesses other than NET4MUSIC; provided, however, that EXECUTIVE provides NET4MUSIC's Board of Directors with information about each proposed directorship, including time required by such directorship, whether such directorship may involve conflicts of interest with NET4MUSIC or their businesses, the types of risks which such directorship may involve, and any


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other factors EXECUTIVE or the NET4MUSIC Board of Directors considers material respecting such directorship. NET4MUSIC's Board of Directors shall promptly consider all submissions by EXECUTIVE pursuant to this Paragraph 2.03. NET4MUSIC's Board of Directors may request in good faith that EXECUTIVE not accept a particular directorship, or more than a specific number of directorships, or that EXECUTIVE resign from a particular directorship, and EXECUTIVE agrees to honor such requests.

        2.04 BASE SALARY. EXECUTIVE's initial annual base salary shall be calculated on the gross amount of $136,765 per year, including a special travel allowance, less withholding for income and FICA taxes and any other proper deductions. EXECUTIVE's base salary will be paid to him in accordance with NET4MUSIC's normal payroll practices. Future increases, beginning in 2001, in annual base salary may be negotiated between the EXECUTIVE and NET4MUSIC's Board of Directors. EXECUTIVE may be entitled to bonuses as determined in the discretion of the NET4MUSIC Board.

        2.05   FRINGE BENEFITS FROM NET4MUSIC.

                      (a) In addition to cash compensation, EXECUTIVE shall be
               eligible to receive fringe benefits as they may be made available to executive employees of NET4MUSIC and offered to EXECUTIVE from time to time in the exclusive discretion of NET4MUSIC's Board of Directors. Such benefits may include, but are not limited to, bonuses, qualified pension or retirement plans, health insurance and disability plans and deferred compensation agreements.

                      (b) EXECUTIVE shall be eligible to participate in any and
               all other employee benefit plans and programs offered by NET4MUSIC from time to time, including, but not limited to, any medical, dental, short-term disability and life insurance coverage, stock option, or retirement plans, in accordance with the terms and conditions of those benefit plans and programs and on a basis consistent with that customarily provided to NET4MUSIC's executive employees.

        2.07 VACATION. In addition to the foregoing compensation and fringe benefits, EXECUTIVE shall be entitled to a paid vacation of a duration to be determined by NET4MUSIC's Board of Directors. At present, EXECUTIVE shall be entitled to 5 weeks paid vacation.

        2.08 EXPENSES. During the term of this Agreement, EXECUTIVE shall be entitled to prompt reimbursement by NET4MUSIC for all reasonable, ordinary and necessary travel, entertainment and other business related expenses incurred by EXECUTIVE (in accordance with the policies and procedures established by NET4MUSIC for executive employees from time to time) in the performance of his duties and responsibilities under this Agreement; provided, however, that EXECUTIVE shall properly account for such expenses in accordance with federal, state and local tax requirements and NET4MUSIC's policies and procedures.


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                                   ARTICLE III
                                   TERMINATION

        3.01   EVENTS OF TERMINATION.  EXECUTIVE's employment with NET4MUSIC:

                      (a) May be terminated by mutual written agreement of
               NET4MUSIC and EXECUTIVE.

                      (b) Shall terminate immediately upon the death of
               EXECUTIVE.

                      (c) May be terminated upon written notice from NET4MUSIC
               to EXECUTIVE for cause, which shall mean the following:

                             (i) Failure of EXECUTIVE to (a) faithfully,
                      diligently or competently perform the material duties, requirements and responsibilities of his employment as contemplated by this Agreement or as assigned by NET4MUSIC's Board of Directors, or (b) take reasonable direction consistent with his position from the NET4MUSIC's Board of Directors; or

                             (ii) Failure of EXECUTIVE to comply with the
                      material, reasonable policies, regulations and directives of NET4MUSIC as in effect from time to time; or

                             (iii) Any act or omission on the part of EXECUTIVE
                      which constitutes a failure to comply with material provisions of this Agreement; or

                             (iv) Any act or omission on the part of EXECUTIVE
                      which is clearly and materially harmful to the reputations or businesses of NET4MUSIC, including, but not limited to, personal conduct of EXECUTIVE which is inconsistent with federal and state laws respecting harassment of, or discrimination against, one or more of NET4MUSIC's employees; or

                             (v) Conviction of EXECUTIVE of, or a guilty or nolo
                      contendere plea by EXECUTIVE with respect to, any crime punishable as a felony.

                      (d) May be terminated by NET4MUSIC or EXECUTIVE upon 60
               days' written notice to the other upon the commencement of a bankruptcy case filed by or against NET4MUSIC under the United States Code or other similar law.

                      (e) Shall terminate at the end of the month during which
               EXECUTIVE reaches the normal retirement date established by NET4MUSIC for management employees of NET4MUSIC, but in no event earlier than the compulsory retirement age permitted under federal or similar law for management employees.



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                      (f) May be terminated upon 60 days' written notice from
               NET4MUSIC to EXECUTIVE without cause.

                      (g) May be terminated by EXECUTIVE on 60 days' written
               notice to NET4MUSIC.

        3.02 COMPENSATION UPON TERMINATION OF EXECUTIVE'S EMPLOYMENT. In the event that EXECUTIVE's employment with NET4MUSIC terminates the following provisions shall govern as applicable:

                      (a) If termination occurs pursuant to subparagraph
               3.01(a), the agreement of the PARTIES shall control.

                      (b) If termination occurs pursuant to subparagraphs
               3.01(b), (c), (e) or (g), all benefits and compensation shall terminate as of the end of the month in which the termination occurs.

                      (c) If the termination occurs pursuant to subparagraph
               3.01(d), all benefits and compensation shall terminate as of the termination date.

                      (d) If termination occurs pursuant to subparagraphs
               3.01(f), EXECUTIVE shall receive cash payments equal to EXECUTIVE's annual base salary in effect at the time of termination of employment. Such payments shall be paid to EXECUTIVE monthly over the course of a one-year period.

                      (e) All payments made to EXECUTIVE under this Paragraph
               3.02 shall be reduced by amounts (i) required to be withheld in accordance with federal, state and local laws and regulations in effect at the time of payment, or (ii) owed to NET4MUSIC and by EXECUTIVE for any amounts advanced, loaned or misappropriated.

        3.03 RETURN OF NET4MUSIC PROPERTY. In the event of termination of EXECUTIVE's employment all corporate documents, records, files, credit cards, computer disks and tapes, computer access cards, codes and keys, file access codes and keys, building and office access cards, codes and keys, materials, equipment and other property of NET4MUSIC which is in EXECUTIVE's possession shall be returned to NET4MUSIC at their principal business offices on the date of termination of EXECUTIVE's employment, or within one business day thereafter if termination occurs without notice. EXECUTIVE may copy, at EXECUTIVE's expense, documents, records, materials and information of NET4MUSIC only with NET4MUSIC's express, written permission.


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                                   ARTICLE IV
                         PROTECTION OF TRADE SECRETS AND
                           CONFIDENTIAL BUSINESS DATA

        4.01 CONFIDENTIAL INFORMATION. The definition of "Confidential Information" as set forth in Paragraph 1.01 is not intended to be complete. From time to time during the term of his employment, EXECUTIVE may gain access to other information not generally known to the public and proprietary to NET4MUSIC concerning NET4MUSIC's businesses that is of commercial value to NET4MUSIC, which information shall be included in the definition under Paragraph 1.01 above, even though not specifically listed in that Paragraph. The definition of Confidential Information and the provisions of this Article IV apply to any form in which the subject information, trade secrets, or data may appear, whether written, oral, or any other form of recording or storage.

        4.02 MAINTAIN IN CONFIDENCE. EXECUTIVE shall hold the Confidential Information, including trade secrets and/or data, in the strictest confidence and will never, without prior written consent of NET4MUSIC, (directly or indirectly) disclose, assign, transfer, convey, communicate to or use for his own or another's benefit or (directly or indirectly) disclose, assign, transfer, convey, communicate to or use by him, a competitor of NET4MUSIC or any other person or entity, including, but not limited to, the press, other professionals, corporations, partnerships or the public, at any time during his employment with NET4MUSIC or at any time after his termination of employment with NET4MUSIC, regardless of the reason for the EXECUTIVE's termination, whether voluntary or involuntary. EXECUTIVE further promises and agrees that he will faithfully abide by any rules, policies, practices or procedures existing or which may be established by NET4MUSIC for insuring the confidentiality of the Confidential Information, including, but not limited to, rules, policies, practices or procedures:

        (a)    Limiting access to authorized personnel;

                      (i)    Limiting copying of any writing, data or recording;

                      (ii) Requiring storage of property, documents or data in
               secure facilities provided by NET4MUSIC and limiting safe or vault lock combinations or keys to authorized personnel; and/or

                      (iii) Checkout and return or other procedures promulgated
               by NET4MUSIC from time to time.

        4.03 RETURN OF INFORMATION. Upon termination of the employer-employee relationship, whether voluntary or involuntary, EXECUTIVE will return to NET4MUSIC any and all written or otherwise recorded form of all Confidential Information (and any copies thereof) in his possession, custody or control, including, but not limited to, notebooks, memoranda, specifications, customer lists, prospective or potential customer lists, or price lists, and will take with him, upon leaving NET4MUSIC's place of business or employment with NET4MUSIC, no such documents, data, writings, recordings, or reproduction in any form which may have been entrusted or obtained by him during the course of his employment or to which he had access, possession, custody or control, except with NET4MUSIC's express, written permission. Upon termination of employment,


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whether voluntary or involuntary, EXECUTIVE will deliver to NET4MUSIC all
Confidential Information in recorded form in his possession, custody or control and shall also deliver any and all property, devices, parts, mock-ups, and finished or unfinished machinery or equipment in his possession, custody or control which belongs to NET4MUSIC. EXECUTIVE shall also deliver, upon his termination, whether voluntary or involuntary, all records, drawings, blueprints, notes, notebooks, memoranda, specifications and documents or dates, in any form, which contain Confidential Information.

        4.04 IRREPARABLE HARM. The PARTIES acknowledge that NET4MUSIC will suffer irreparable harm if the EXECUTIVE breaches Paragraphs 4.02 or 4.03, either during or after his employment. Accordingly, NET4MUSIC shall be entitled, in addition to any other right and remedy it may have, at law or equity, to a temporary restraining order and/or injunction, without the posting of a bond or other security, enjoining or restraining the EXECUTIVE from any violation of Paragraphs 4.02 or 4.03, and the EXECUTIVE hereby consents to NET4MUSIC's right to seek the issuance of such injunction. If NET4MUSIC institutes any such action against EXECUTIVE, alone or in conjunction with any third party or parties to enforce any terms or provisions of Paragraphs 4.02 or 4.03, then the party that prevails in such action shall be entitled to receive from the opposing party (or parties) in the action the prevailing party's reasonable attorneys' fees incurred in such action and all costs and expenses incurred in connection therewith in accordance with Paragraph 8.02.


                                    ARTICLE V
                             COVENANT NOT TO COMPETE

        5.01 NONCOMPETE. At no time during the term of this Agreement and for a period of one year immediately following the termination of EXECUTIVE's employment (whether voluntary or involuntary), will EXECUTIVE:

                      (a) Acting on behalf of himself, another business or
               competitor, call upon or communicate with or attempt to call upon or communicate with any customer or potential or prospective customer of NET4MUSIC with whom EXECUTIVE (or other employees of NET4MUSIC under his supervision), during the 12 months prior to his termination, had contact, for the purpose (either directly or indirectly) of soliciting, selling or buying any services, merchandise or products similar to or competitive with the services, merchandise or products sold or purchased by NET4MUSIC; and

                      (b) Without the prior written consent of NET4MUSIC,
               directly or indirectly render any services, advice or counsel as an owner, employee, representative, agent, independent contractor, consultant or in any other capacity, for any third party, if the rendering of such services, advice or counsel involves, may involve, requires or is likely to result in the use or disclosure by EXECUTIVE of any Confidential Information.


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        5.02   IRREPARABLE HARM. The PARTIES acknowledge that NET4MUSIC will suffer irreparable harm if EXECUTIVE breaches Paragraph 5.01. Accordingly, NET4MUSIC shall be entitled, in addition to any other right and remedy it may have, at law or equity, to a temporary restraining order and/or injunction, without the posting of a bond or other security, enjoining or restraining EXECUTIVE from any violation of Paragraph 5.01, and EXECUTIVE hereby consents to NET4MUSIC's right to seek the issuance of such injunction. If NET4MUSIC institutes any such action against EXECUTIVE, alone or in conjunction with any third party or parties to enforce any terms or provisions of Paragraph 5.01, then the party that prevails in such action shall be entitled to receive from the opposing party (or parties) in the action the prevailing party's reasonable attorneys' fees incurred in such action and all costs and expenses incurred in connection therewith in accordance with Paragraph 8.02.

        5.03 LIMIT TO EXTENT ENFORCEABLE. In the event that a court of competent jurisdiction determines that any of the provisions of Paragraph 5.01 are unreasonable, it may limit such provision to the extent it deems reasonable, without declaring the provision or Paragraph 5.01 invalid in its entirety. This provision shall not be construed as an admission by NET4MUSIC, but is only included to provide NET4MUSIC with the maximum possible protection for its business, Confidential Information, trade secrets and data, consistent with the right of EXECUTIVE to earn a livelihood subsequent to the termination of his employment.

                                   ARTICLE VI
                                   INVENTIONS

        6.01 DISCLOSURE. EXECUTIVE shall promptly and fully disclose to NET4MUSIC and will hold in trust for NET4MUSIC's sole right and benefit, any Invention which EXECUTIVE, during the period of his employment, makes, conceives, or reduces to practice or causes to be made, conceived, or reduced to practice either alone or in conjunction with others that:

               (a) Relates to any subject matter pertaining to EXECUTIVE's employment;

               (b) Relates to or is directly or indirectly connected with the business, products, projects, or Confidential Information of NET4MUSIC; or

               (c) Involves the use of any time, material or facility of NET4MUSIC.

        6.02 ASSIGNMENT OF OWNERSHIP. EXECUTIVE hereby assigns to NET4MUSIC all of EXECUTIVE's right, title, and interest in and to all such Inventions as described in Paragraph 6.01 and, upon NET4MUSIC's request, EXECUTIVE shall execute, verify, and deliver to NET4MUSIC such documents including, without limitation, assignments and applications for Letters Patent, and shall perform such other acts, including, without limitation, appearing as a witness in any action brought in connection with this Agreement that is necessary to enable NET4MUSIC to obtain the sole right, title, and benefit to all such Inventions.

        6.03 EXCLUDED INVENTIONS. It is further agreed, and EXECUTIVE is hereby so notified, that the above agreement to assign Inventions to NET4MUSIC does not apply to any invention for which no equipment, supplies, facility or Confidential Information of NET4MUSIC was used, which was developed entirely on EXECUTIVE's own time, and

               (a) Which does not relate:
                   (i)    Directly to the businesses of NET4MUSIC; or
                   (ii) To NET4MUSIC's actual or demonstrably anticipated research or development; or

               (b) Which does not result from any work performed by EXECUTIVE for NET4MUSIC.



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        6.04   PRIOR INVENTIONS. Attached to this Agreement and initialed by both PARTIES is a list of all of the Inventions, by description, if any, in which EXECUTIVE possesses any right, title, or interest prior to this employment and the execution of this Agreement, which are not subject to the terms of this Agreement.

        6.05 SPECIFIC PERFORMANCE; ATTORNEY FEES. EXECUTIVE expressly acknowledges and agrees that any violation of any terms of Paragraphs 6.01 or
6.02 may result in the issuance of a temporary restraining order and/or injunction against EXECUTIVE to effect specific performance of the terms of Paragraphs 6.01 or 6.02. If NET4MUSIC institutes any action against EXECUTIVE, alone or in conjunction with any third party or parties, to enforce any term or provision of Paragraphs 6.01 or 6.02, then the party that prevails in such action shall be entitled to receive from the opposing party (or parties) in the action the prevailing party's reasonable attorneys' fees incurred in such action and all costs and expenses incurred in connection therewith in accordance with Paragraph 8.02.


                                   ARTICLE VII
                           GOVERNING LAW; JURISDICTION

        7.01 GOVERNING LAW. The legality, validity, enforceability and interpretation of this Agreement and the relationship of the PARTIES hereunder shall be governed by the laws of the State of Minnesota, without giving effect to the principles of conflict of laws. The PARTIES agree and acknowledge that French law does not apply due to the fact that the principal place of business of NET4MUSIC is in the State of Minnesota, United States of America, and due to EXECUTIVE's position at NET4MUSIC, and does not affect EXECUTIVE's relationship to NET4MUSIC's French subsidiary.

        7.02 JURISDICTION. Any claim, cause of action, suit or demand allegedly arising out of or related to this Agreement, or the relationship of the PARTIES, shall be brought exclusively in the state or federal courts located in Hennepin County, Minnesota USA, and the PARTIES irrevocably consent to the exclusive jurisdiction and venue of such courts and waive any objections they may have at any time to such exclusive jurisdiction and venue. EXECUTIVE expressly waives any rights he may have under the French Civil Code, including but not limited to Article 14 of the French Civil Code, to bring suit against NET4MUSIC before French Courts.


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                                  ARTICLE VIII
                           CERTAIN NET4MUSIC REMEDIES

        8.01 CERTAIN NET4MUSIC REMEDIES. The PARTIES acknowledge that NET4MUSIC will suffer irreparable harm if the EXECUTIVE breaches Paragraphs 4.02, 4.03, 5.01 and/or 6.01 or 6.02 of this Agreement. Accordingly, NET4MUSIC shall be entitled to seek any right or remedy it may have, under this Agreement or otherwise, at law or equity, including but not limited to, an injunction, enjoining or restraining EXECUTIVE from any violation of Paragraphs 4.02, 4.03,
5.01 and/or 6.01 or 6.02 of this Agreement.

        8.02 PAYMENT OF FEES AND EXPENSES. If any party initiates or becomes a party to a formal proceeding in law or equity, or under Article VII, involving this Agreement, and if either party obtains a substantial portion of the relief requested by that party (the "prevailing party"), then the non-prevailing party shall pay all of its and the prevailing party's reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to such proceeding. If neither party obtains a substantial portion of the relief requested each shall bear its/his own expenses. In the event EXECUTIVE is terminated pursuant to Paragraph 3.01 (c) and determines to challenge NET4MUSIC's determination of cause, NET4MUSIC and EXECUTIVE shall each bear its/his own expenses in connection with any proceeding initiated by EXECUTIVE with respect to the determination as to "Cause".

                                   ARTICLE IX
                                 INDEMNIFICATION

        9.01 INDEMNIFICATION. As to acts or omissions of EXECUTIVE which are within the scope of EXECUTIVE's authority as an officer, director, or employee of NET4MUSIC, NET4MUSIC shall indemnify EXECUTIVE, and his legal representatives and heirs, to the maximum extent permitted by Minnesota law.

                                    ARTICLE X
                                  MISCELLANEOUS

        10.01 SUCCESSORS. This Agreement is personal to EXECUTIVE and EXECUTIVE may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person. This Agreement may be assigned by NET4MUSIC. This Agreement is binding on any successors or assigns of NET4MUSIC.

        10.02 WAIVER. The waiver by any party of the breach or nonperformance of any provision of this Agreement by any other party will not operate or be construed as a waiver of any future breach or nonperformance under any provision of this Agreement or any similar agreement with any other employee.

        10.03 NOTICES. Any and all notices referred to herein shall be deemed properly given only if in writing and delivered personally or sent postage prepaid, by certified mail, return receipt requested, as follows:


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               (a) To NET4MUSIC by notice to each member of NET4MUSIC's Board of
        Directors.

               (b) To EXECUTIVE at his home address as it then appears on the records of NET4MUSIC, it being the duty of the EXECUTIVE to keep NET4MUSIC informed of his current home address at all times.

The date on which notice to NET4MUSIC or EXECUTIVE shall be deemed to have been given if mailed as provided above shall be the date on the certified mail return receipt. Personal delivery to EXECUTIVE shall be deemed to have occurred on the date notice was delivered to EXECUTIVE personally or deposited in a mail box or slot or left with security or administrative personnel, at EXECUTIVE's residence by a representative of NET4MUSIC or any messenger or delivery service.

        10.04 TERM. This Agreement shall be effective from October 19, 2000, to and including October 18, 2001 at which time the Agreement and EXECUTIVE's employment with NET4MUSIC will be automatically renewed for a consecutive one-year term, unless EXECUTIVE's employment is terminated pursuant to Article III or the PARTIES have negotiated a new or amended employment agreement or either PARTY has provided the other with written notice 90 days prior to the termination of the term.

        10.05 MODIFICATION. This Agreement supersedes any and all prior oral and written understandings, if any, between the PARTIES relating to the subject matter of this Agreement. This Agreement sets forth the entire understandings and agreements between the PARTIES and is the complete and exclusive statement of the terms and conditions thereof, that there are no other written or oral agreements in regard to the subject matter of this Agreement other than those agreements, plans, programs and policies expressly referred to herein. This Agreement shall not be changed or modified except by a written document signed by the PARTIES hereto.

        IN WITNESS WHEREOF, the PARTIES have hereunto set their hands as of the date written above.

                                       NET4MUSIC INC.


                                       By     /s/ Barbara S. Remley
                                           -------------------------------------
                                       Its    Chief Financial Officer
                                           -------------------------------------


                                       EXECUTIVE


                                       /s/ Francois Duliege
                                       -----------------------------------------
                                       FRANCOIS DULIEGE




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